UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2014, Apollo Commercial Real Estate Finance, Inc. (the “Company”) and two indirect wholly-owned subsidiaries of the Company entered into an amendment letter (the “JPMorgan Letter”) relating to the second amended and restated master repurchase agreement (the “JPMorgan Facility”) with JPMorgan Chase Bank, N.A. The JPMorgan Letter extends, until June 6, 2014, (i) the temporary increase of the maximum permitted borrowing from $100.0 million to approximately $146.8 million previously described in the Company’s Current Report on Form 8-K filed on May 13, 2014, and (ii) the waiver of compliance with the minimum liquidity covenant under the JPMorgan Facility that was previously granted on April 25, 2014 as described on the Company’s Form 10-Q for the quarter ended March 31, 2014 that was filed by the Company on April 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2014

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

/s/ Stuart A. Rothstein
Stuart A. Rothstein
President and Chief Executive Officer